Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reportdated May 3, 2002 relating to the financial statements of AVX Corporation, which appears in AVX Corporation’s Annual Report on Form 10-K for the year ended March 31, 2002.

PricewaterhouseCoopers LLP

Atlanta, Georgia

March 4, 2003